UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2010

ATSI COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

001-15687 (Commission File Number)	74-2849995 (IRS Employer Identification No.)

3201 Cherry Ridge Building C, Suite 300 San Antonio, Texas (Address of Principal Executive Offices)	78230 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2 – Financial Information

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2010, the Company and its wholly-owned subsidiaries, Digerati Networks, Inc. and Digerati Broadband, Inc. entered into $750,000.00 credit facility with Thermo Credit, LLC.  Borrowings under the facility will bear interest at the greater of the prime rate plus 8.25% or 11.50% and be payable on or before August 2, 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

The following documents are filed as exhibits to this report.

EXHIBIT	DESCRIPTION

4.1	Loan and Security Agreement dated August 2, 2010 between ATSI Communications, Inc., Digerati Networks, Inc. and Digerati Broadband, Inc. as borrowers and Thermo Credit, LLC as lender
4.2
Promissory Note dated August 2, 2010 payable to Thermo Credit, LLC in the original principal amount of $750,000 or the amount advanced thereon due August 2, 2012 and bearing interest at the greater of the prime rate plus 8.25% or 11.50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATSI COMMUNICATIONS, INC. (Registrant)

	By:	/s/ Antonio Estrada, Jr.
Date: August 19, 2010		(Signature)
	Name:	Antonio Estrada, Jr.
	Title:	Sr. Vice President Finance and
Corporate Controller

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Loan and Security Agreement dated August 2, 2010 between ATSI Communications, Inc., Digerati Networks, Inc. and Digerati Broadband, Inc. as borrowers and Thermo Credit, LLC as lender
4.2
Promissory Note dated August 2, 2010 payable to Thermo Credit, LLC in the original principal amount of $750,000 or the amount advanced thereon due August 2, 2012 and bearing interest at the greater of the prime rate plus 8.25% or 11.50%